POWER OF ATTORNEY

The undersigned does hereby appoint each of Fernando Fussa and Kathleen Brown his true and lawful attorney, with power to act without the other, and with full power of substitution and re-substitution, to execute and file for him and in his name the Initial Statement of Beneficial Ownership of Securities on Form 3, any Statement of Changes in Beneficial Ownership on Form 4 and any Annual Statement of Changes in Beneficial Ownership on Form 5, or any similar or successor form, which may be required to be filed by him in his individual capacity or as the Trustee for the Robert J. Escobio and Salvador Frieri-Gallo Irrevocable Trust with the Securities and Exchange Commission pursuant to Section 16 or Section 13(d) of the Securities Exchange Act of 1934, as amended, and any and all instruments necessary or incidental therewith, and any Form 144 required to be filed by him pursuant to the Securities Act of 1933, as amended, in connection with the undersigned’s ownership of, or transactions in, securities of Southern Trust Securities Holding Corp., hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and approving the act of said attorneys and each of them.

This power of attorney shall not be affected by the subsequent disability or incompetence of the undersigned. This power of attorney shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee or agent of Southern Trust Securities Holding Corp. or one of its affiliates.

IN WITNESS WHEREOF, the undersigned hereunto signed his name this 29th day of June 2007.

By: /s/ Robert Escobio

       Robert Escobio